EXHIBIT 99.2
News
For Immediate Release July 27, 2005	Contact:
Rick B. Honey (212) 878-1831

MINERALS TECHNOLOGIES DECLARES QUARTERLY DIVIDEND
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NEW YORK, July 27--Minerals Technologies Inc. (NYSE: MTX) today declared a regular quarterly dividend of $0.05 per share on the company's common stock. The dividend is payable on September 15, 2005 to stockholders of record on September 2, 2005.

          Minerals Technologies Inc. is a global resource- and technology-based growth company that develops produces and markets the highest quality performance-enhancing minerals and related products, systems and services. MTI serves the paper, steel, polymer and other manufacturing industries. The company reported sales of $923.7 million in 2004.

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For further information about Minerals Technologies Inc. look on the Internet at www.mineralstech.com